UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 2, 2024

Akili, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40558	92-3654772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Commercial Street, Mailbox 312 Boston, MA	02109
(Address of Principal Executive Offices)	(Zip Code)

(617) 313-8853
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AKLI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01
Completion of Acquisition or Disposition of Assets.

As previously disclosed by Akili, Inc. (the “Company” or “Akili”) in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2024, the Company entered into an Agreement and Plan of Merger, dated as of May 29, 2024 (the “Merger Agreement”) with Virtual Therapeutics Corporation, a Delaware corporation (“Parent”), and Alpha Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on July 2, 2024, Purchaser completed a tender offer to purchase all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), for a price per share of the Common Stock of $0.4340 (the “Offer Price”), payable subject to any applicable tax withholding and without interest, all subject to and in accordance with the terms and conditions set forth in the Offer to Purchase, dated June 3, 2024 (the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, constituted the “Offer”).

The Offer expired one minute after 11:59 p.m. Eastern Time on Monday, July 1, 2024. According to Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer, a total of 69,674,538 outstanding shares of Common Stock were validly tendered, and not validly withdrawn, representing approximately 88.2% of the outstanding shares of Common Stock. The number of outstanding shares of Common Stock tendered satisfied the Minimum Tender Condition (as defined in the Merger Agreement). All other conditions to the Offer were satisfied and Purchaser accepted for payment all outstanding shares of Common Stock validly tendered (and not validly withdrawn) prior to the expiration of the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied, and on July 2, 2024 (the “Closing Date”), Purchaser merged with and into the Company (the “Merger”),  and the Company continued as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent. The Merger was completed pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with no stockholder vote required. Immediately prior to the effective time of the Merger (the “Effective Time”), each outstanding share of Common Stock (other than any (i) shares of Common Stock owned or held in the Company’s treasury immediately prior to the Effective Time, (ii) shares of Common Stock owned, directly or indirectly, by Parent or Purchaser immediately prior to the Effective Time and (iii) shares of Common Stock held by any Akili stockholder who was entitled to and properly demanded appraisal of such shares of Common Stock in accordance with Section 262 of the DGCL) was converted automatically into the right to receive the Offer Price.

Pursuant to the terms of the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders, (i) each option granted to purchase shares of Common Stock from the Company (“Company Stock Options” and each a “Company Stock Option”) that had an exercise price that is less than the Offer Price (each, an “In-the-Money Option”) that was outstanding immediately prior to the Effective Time was automatically cancelled and converted into the right to receive, in consideration of the cancellation of such In-the-Money Option, an amount in cash, without interest, less any applicable tax withholding, equal to the product obtained by multiplying (x) the excess of the Offer Price over the exercise price per share of Common Stock underlying such In-the-Money Option by (y) the number of shares of Common Stock underlying such In-the-Money Option; (ii) each Company Stock Option that was outstanding immediately prior to the Effective Time and had an exercise price that is equal to or greater than the Offer Price (each, an “Out-of-the-Money Option”) was cancelled for no consideration; (iii) each outstanding and unvested restricted stock unit of the Company outstanding immediately prior to the Effective Time vested in full and was automatically cancelled and converted into the right to receive an amount in cash without interest, less any applicable tax withholding, equal to the Offer Price; and (iv) each Earnout Share and Company PSU (each as defined in the Merger Agreement) was canceled for no consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.01
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Company’s shares of Common Stock effective before the opening of trading on July 2, 2024 and (B) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to effect the delisting of all of the Company’s shares of Common Stock from Nasdaq and the deregistration of such shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Surviving Corporation intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC requesting the termination of registration of the Company’s shares of Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the Company’s shares of Common Stock.

Item 3.03
Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01
Changes in Control of Registrant.

The information set forth under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and the Company became a wholly-owned subsidiary of Parent.

Item 5.02
Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each of Matthew Franklin, Adam Gazzaley, M.D., Ph.D., Mary Hentges, William “BJ” Jones, Jr., Christine Lemke, W. Edward Martucci II, Ph.D., and John Spinale resigned from the board of directors of the Company. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies, or practices.

Following the Merger and pursuant to the terms of the Merger Agreement, immediately following the Effective Time, the directors and officers of Purchaser immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The sole director of Purchaser immediately prior to the Effective Time was Daniel J. Elenbaas. The executive officers of Purchaser immediately prior to the Effective Time were Daniel J. Elenbaas, serving as President, and Matt McIntire, serving as Treasurer and Secretary.

Information regarding the new directors and executive officers of the Surviving Corporation has been previously disclosed in Schedule A to the Offer to Purchase, which is incorporated herein by reference.

Item 5.03
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, immediately following the Effective Time, (i) the Surviving Corporation’s certificate of incorporation was amended and restated in its entirety, as set forth on Exhibit 3.1 to this Current Report on Form 8-K  (the “Amended and Restated Certificate of Incorporation”), and (ii) the bylaws of the Purchaser as in effect immediately prior to the Effective Time became the bylaws of the Surviving Corporation, as set forth on Exhibit 3.2 to this Current Report on Form 8-K (the “Bylaws”).  Each of the Amended and Restated Certificate of Incorporation and the Bylaws is incorporated herein by reference.

Item 8.01
Other Events.

Closing Press Release

On July 2, 2024, the Parent jointly issued a press release announcing the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1+
Agreement and Plan of Merger, by and among Virtual Therapeutics Corporation, Alpha Merger Sub, Inc. and Akili, Inc., dated May 29, 2024 (incorporated herein by reference to Exhibit 2.1 to Form 8-K filed by Akili, Inc. on May 29, 2024).

3.1*	Amended and Restated Certificate of Incorporation of Akili, Inc.
3.2*	Second Amended and Restated Bylaws of Akili, Inc.
99.1
Press Release issued by Virtual Therapeutics Corporation on July 2, 2024 (incorporated herein by reference to Exhibit (a)(5)(B) to the Schedule TO/A filed by Virtual Therapeutics Corporation on July 2, 2024).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

   +   Certain schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company    hereby undertakes to furnish supplementally copies of any of the omitted schedules and annexes upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

   *   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akili, Inc.
By:	/s/ Daniel J. Elenbaas
Name:	Daniel J. Elenbaas
Title:	President

Date: July 2, 2024